Exhibit 23.2

                            INDEPENDENT AUDITORS' CONSENT


          The Board of Directors
          Kirby Corporation

          We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading of "Experts" in the prospectus.

          Our reports refer to changes in the methods of accounting for income taxes, postretirement benefits other than pensions, certain investments in debt and equity securities and accounting and reporting for reinsurance of short-duration and long-duration contracts.


                                             KPMG Peat Marwick LLP


          Houston, Texas
          October 26, 1994
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